Exhibit 99.1

FOR IMMEDIATE RELEASE

The Children’s Place Announces Election of a New Director

SECAUCUS, N.J. – June 12, 2014 — The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that, at its Annual Meeting on June 4, 2014, the Company’s stockholders elected Susan Sobbott to the Board of Directors as a Class II director to serve for a three-year term expiring in 2017.

Ms. Sobbott currently holds the position of President of Global Corporate Payments, a multi-billion dollar global division of the American Express Company serving the payment needs of mid-sized and large companies. From 2004 to early 2014, she was President and General Manager of American Express OPEN, a multi-billion dollar business unit within American Express Company. Since 2009, Ms. Sobbott has also served as a member of the Business Operating Committee, a group of senior leaders at American Express Company working with the Chief Executive Officer to develop strategic direction.

The addition of Ms. Sobbott expands the Company’s Board of Directors to eight.

“Susan brings to The Children’s Place broad-based managerial and leadership experience in the areas of marketing, branding, customer insight and customer management” commented Norman Matthews, Chairman of the Board, “and we are pleased to welcome her to The Children’s Place Board.”

At the Annual Meeting, the Company’s stockholders also approved a name change to The Children’s Place, Inc., the declassification of the Company’s Board of Directors, the election of incumbents Joseph Alutto and Joseph Gromek as Class II directors, the appointment of BDO, USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015, and the compensation of its named executive officers on an advisory basis.

ABOUT THE CHILDREN’S PLACE, INC.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of May 3, 2014, the Company operated 1,106 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 48 international stores open and operated by its franchise partners.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances, including statements relating to the Company’s positioning, and forecasts regarding store openings and adjusted net income per diluted share. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2014. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the continued weakness in the economy or by other factors such as increases in the cost of gasoline and food, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact: Investor Relations (201) 558-2400, extension 14500.

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